Exhibit 10.2

REAL ESTATE CONTRACT

This REAL ESTATE CONTRACT (this “Agreement”) is dated as of the date the First American Title Company (“Escrow Agent”) executes the Escrow Receipt attached hereto (the “Effective Date”), and is by and among LMP Automotive Holdings, Inc., a Delaware corporation or its assigns (“Buyer”) and Ash Street Holdings LLC, a Connecticut limited liability company (“Seller” and, together with Buyer, each a “Party” and collectively, “Parties”).

RECITALS:

WHEREAS, Seller’s Property (defined below) consists of one (1) parcel located at 99 Ash Street, East Hartford, Connecticut 06108, as further described on Exhibit A hereto (the “Land”); and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Property;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the Parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1. Property. Subject to and on the terms and conditions in this Agreement, Seller shall sell and convey to Buyer, and Buyer shall purchase from Seller: (i) the Land; (ii) all buildings, site improvements, fixtures and amenities including landscaping, curb cuts, and paving and parking facilities on or for the Land together with those items which pursuant to applicable law are a part of the real property; (iii) all benefits, entitlements, tax credits, privileges, easements, hereditaments and other rights appurtenant to the Land or any part thereof, including Seller’s right, title and interest, if any, in and to any streets, alleys, ways, sewer rights, mineral rights, utility capacity or rights thereto; (iv) all of Seller’s right, title and interest in and to all plans, guaranties, warranties, licenses (excluding the license for a portion of the adjacent property owned by Eversource and known as 381 Connecticut Boulevard, East Hartford, Connecticut) and permits (to the extent transferable) relating to the Land or improvements thereon. The Land and all other assets, benefits and rights in this Section 1 are referred to collectively as the “Property”.

2. Purchase Price; Earnest Money & Closing.

(a) Purchase Price & Earnest Money. At Closing, Buyer shall pay Seller $6,450,000 for the Property in U.S. dollars via wire transfer (the “Purchase Price”). Within three (3) business days after the first date that Buyer has a complete, fully executed copy of this Agreement signed by Seller and Principal, Buyer shall deliver to Escrow Agent $50,000.00 as earnest money (including interest that accrues thereon, the “Earnest Money”) to be held in trust by Escrow Agent for and on behalf of the Parties pursuant to this Agreement. Notwithstanding any provision of this Agreement providing for the refund or delivery of the Earnest Money to a Party, Seller will in all events be paid from the Earnest Money $100 as independent consideration for Buyer’s exclusive right to conduct its inspections pursuant to this Agreement, terminate this Agreement during the Inspection Period and for Buyer’s exclusive right to purchase the Property during the term of this Agreement. This independent contract consideration is in addition to and independent of any other consideration or payment provided in this Agreement and is nonrefundable to Buyer.

(b) Closing. Subject to the satisfaction of the conditions precedent to Closing in Section 4 below, the consummation of the purchase and sale of the Property (and any other transactions contemplated by this Agreement, the “Closing” and such date, the “Closing Date”) will occur on the “Closing Date” under, and as defined in, that certain Dealership Asset Purchase Agreement effective as of the Effective Date by and among Principal, K & W Enterprises, LLC, a Connecticut limited liability company owned by Principal, and Buyer (as it may be amended or assigned, the “APA”). This Agreement will terminate automatically upon termination or expiration of the APA for any reason. A breach of the APA by the “Buyer” under, and as defined in, the APA, will be a breach of this Agreement by Buyer. A breach of the APA by “Seller” or “Principal” under, and as defined in, the APA, will be a breach of this Agreement by Seller and Principal.

(c) Closing Costs. On the Closing, as detailed on the settlement statement executed by the Parties at Closing, each Party shall pay the Closing costs as detailed in the chart below. Any other Closing costs not allocated to a Party below will be paid by the Party that customarily pays such cost in commercial real estate closings in East Hartford, Connecticut as directed by Escrow Agent. As soon as the actual amount of Property real estate taxes for the year of Closing is known, the Parties shall, if necessary, readjust the amount of such taxes to be paid by each Party with the result that Seller pays for those taxes applicable to the Property up to but not including the Closing Date, and Buyer will pay for those taxes and assessments applicable to the Property on and after the Closing Date.

Seller	Cost/Expense	Buyer

Yes	Any transfer tax, tax certificates or documentary stamp tax	No
Yes	Cost of releases associated with Seller’s existing loans, if any	No
Yes	All attorneys’ fees to incurred to prepare documents required to be furnished by Seller	No
No	Owner’s Title Policy	Yes
No	Survey	Yes
0%	Escrow Agent’s Fees	100%
Prorated	Ad valorem and any other applicable taxes for the year in which Closing occurs will be prorated as of the Closing Date; provided, however, Seller shall pay special assessments, or assessments for any period in time prior to the Closing Date, if any	Prorated
No	Costs to record the Deed	Yes

3. Buyer’s Inspections; Title & Survey.

(a) Seller Information. Within five days following the Effective Date, Seller shall deliver to Buyer complete and accurate copies of the following documents to the extent they are within the Seller’s possession or control:

(i) Plans, Restrictions and Operations: most recent appraisal and proposed easements, covenants, restrictions, conditions, appraisals, agreements, maps, plans, designs, blueprints, utility capacity letters, contracts and other documents which affect the Property, including agreements relating to servicing, leasing, operation and management of the Property.

(ii) Options, Rights of First Refusal and Occupancies: all leases, site control agreements, options, or rights of first refusal affecting the Property.

(iii) Environmental Reports: all environmental reports relating to the Property, including Phase I and Phase II environmental site assessments previously conducted, documents evidencing remediation (e.g., tank closure documentation), oil and water separator documentation, asbestos studies, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto.

(iv) Other Documents. Such other documents and information as Buyer may reasonably from time to time request, which are in Seller’s possession or control, relating to the Property.

(b) Inspection Period. Buyer and its agents have the right through Closing to obtain any Property-related reports and information Buyer chooses in its sole discretion (including environmental reports, subsurface reports, surveys, evidence of availability of utilities, building inspections, zoning information, etc.). If Buyer determines that the Property is not satisfactory for any or no reason, then Buyer may terminate this Agreement without premium or penalty during the “Inspection Period” under, and as defined in, the APA (the “Inspection Period”) by sending written notice to Seller within the Inspection Period and receive a full refund of the Earnest Money. Following the expiration of the Inspection Period, Buyer may not terminate this Agreement without penalty or premium or forfeiture of the Earnest Money unless: (i) a condition to Closing set forth below in Section 4 is unsatisfied, (ii) Seller defaults pursuant to this Agreement and fails to cure as provided herein, (iii) the Property suffers a casualty or condemnation, as described herein, or (iv) as otherwise expressly provided in this Agreement or the APA; in such cases the Earnest Money will be returned to Buyer.

(c) Environmental Audit. Seller shall allow an environmental consulting firm selected by Buyer to have prompt access to the Property in order to conduct environmental investigations, and to prepare a report (which will include a Phase I report and may, in accordance with the APA, include a Phase II report) with respect to, the Property.

(d) No Alterations. So long as this Agreement is in effect, Seller shall maintain the Property in its current condition and repair and not commit waste, and Seller shall not: (i) make any material changes on or about the Property other than as contemplated by this Agreement; (ii) create or incur or permit to exist any encumbrance in any way affecting the Property that will not be paid at Closing; (iii) commit any waste or nuisance on the Property; or (iv) convey any interest in the Property.

(e) Title Commitment. Prior to the date forty-five (45) days from and after the date hereof (the “Title Review Date”), Buyer shall obtain a commitment for title insurance to insure the Property for (the “Title Commitment”) and copies of each recorded document reflected on Schedules B and C therein, all of which must be acceptable to Buyer in Buyer’s sole discretion. Prior to the Title Review Date, Buyer shall provide Seller with a written notice advising Seller regarding any title or survey matters to which Buyer objects. Seller will then have a period of time (“Seller’s Curative Period”) ending seven (7) days after the date Buyer gives such written objections to Seller in which to cure them. Seller shall eliminate or remove or cure any title objection resulting from any alienation, mortgaging or hypothecation by Seller of any part of or interest in the Property. If Seller is unable or unwilling to satisfy Buyer’s objections within Seller’s Curative Period, for seven (7) days after expiration of Seller’s Curative Period, Buyer may elect to either (i) waive Buyer’s objections and purchase the Property as otherwise contemplated in this Agreement, without any adjustment in the Purchase Price, in which event such waived objections will become Permitted Encumbrances, or (ii) terminate this Agreement by written notice to Seller and, except those obligations stated elsewhere in this Agreement to survive termination, neither Seller nor Buyer will have any further rights, obligations or liabilities hereunder and the Earnest Money will be returned to Buyer. Buyer is not required to object to or disapprove any mortgages or deeds of trust (which are automatically deemed disapproved and objected to by Buyer), all of which Seller shall terminate or discharge at Seller’s expense and removed from the record by Closing. All title exceptions which appear on the Title Commitment and to which Buyer has not objected, and all title defects that Seller intends not to cure (other than liens or encumbrances which can be satisfied by payment of a liquidated amount) and that Buyer has waived, will be deemed to be permitted title exceptions (the “Permitted Encumbrances”). If after the Inspection Period, Escrow Agent discovers the need to amend or add any exception to the Title Commitment for a title defect first arising of record after the date of the Title Commitment, then Escrow Agent will notify Buyer and Seller immediately in writing. Within five (5) business days after written notice from Escrow Agent, together with a copy of such intervening lien or matter, Buyer shall notify Seller in writing of any objections thereto, and Buyer’s rights hereunder to object and terminate will be as set forth above in this section. If Buyer fails to notify Seller of such objection within such five (5) business-day period, Buyer will be deemed to have waived any objection and accepted all such exceptions.

(f) Survey. Prior to the Title Review Date, Buyer may, at its expense, obtain an on-the-ground boundary and improvement ALTA land title survey of the Property (the “Survey”).

4. Closing Conditions & Closing Documents.

(a) Buyer’s Closing Conditions. Buyer’s obligation to proceed with the Closing is subject to the satisfaction of each of the following conditions:

(i) Seller’s representations and warranties contained in this Agreement are true and accurate as if made as of Closing.

(ii) Seller has delivered the items set forth in Section 5.

(iii) No material adverse change in the condition of the Property has occurred between the expiration of the Inspection Period and the Closing Date.

(iv) Buyer received a commitment for an ALTA owner’s title insurance policy to be issued by Escrow Agent in the form promulgated in Connecticut (the “Title Policy”) in the amount of the total Purchase Price, and insuring fee simple, indefeasible title to the Property in Buyer, subject only to the Permitted Encumbrances. To the extent necessary, Seller shall cooperate with Buyer for Buyer to obtain such endorsements to the Title Policy as Buyer may request.

(v) The “Closing” under, and as defined in, the APA occurs simultaneously herewith.

(b) Seller’s Closing Conditions. Seller’s obligation to proceed with the Closing is subject to the satisfaction of each of the following conditions:

(i) Buyer’s representations and warranties contained in this Agreement are true and accurate as if made as of Closing.

(ii) The Purchase Price is deposited with Escrow Agent, and simultaneously with the Closing paid to Seller.

(iii) The “Closing” under, and as defined in, the APA occurs simultaneously herewith.

5. Closing Documents. At the Closing, Seller shall execute and deliver the following documents to Buyer:

(a) Deed. A special warranty deed in form reasonably satisfactory to Buyer (the “Deed”) vesting title to the Property in Buyer free and clear of any and all liens and encumbrances (except for Permitted Encumbrances, if any), and upon request of Buyer, a quit claim deed to the legal description from the Survey.

(b) Affidavits. An owner’s affidavit in a form acceptable to Buyer and Buyer’s title insurer affirming that there are no outstanding possessory rights, liens or rights to claim liens against the Property. An affidavit in a form complying with law that Seller is not a “foreign person” under, and as defined in, the Foreign Investment in Real Property Tax Act. Any other affidavits required or reasonably requested by Buyer’s title insurer.

(c) IRS Documents. An IRS Form 1099 and tax certificates.

(d) Settlement Statement. Settlement statement prepared in accordance with the allocations contained in Section 2 hereof.

(e) Evidence of Authority. Any and all documents reasonably requested by the Escrow Agent or required by this Agreement to confirm that this transaction and the parties executing such documents are fully authorized and empowered to so act.

(f) Seller’s Certificate. A certificate executed by Seller stating that, as of the Closing Date, each of Seller’s representations and warranties set forth in this Agreement are true and correct.

(g) Closing Documents. Such other documents as may be reasonably required by Buyer or its title insurer, including a bill of sale for property related to the Property and certificate to Buyer that all of Seller’s representations and warranties herein are true and correct as of the Closing Date, a blanket assignment in form reasonably acceptable to Buyer of all warranties and guaranties pertaining to the Property, all assignable governmental and other licenses and permits affecting the Property and any management or service agreements that Buyer has elected to assume. Evidence satisfactory to Buyer of termination of any and all leases with tenants which have rights of possession of all or any portion of the Property.

6. Seller’s Representations & Warranties. Seller represents and warrants as of the Effective Date and as of the Closing Date that:

(a) Formation. Seller is duly formed, validly existing, and in good standing under the laws of the State of Connecticut and is duly qualified to transact business in the city and county in which the Property is located.

(b) Authority. Seller has the requisite legal power and authority to execute and deliver this Agreement, to perform the obligations of Seller hereunder, and to consummate the transactions contemplated hereby, all of which have been duly authorized and approved by all necessary action and for which no consent of any person or governmental authority is required which has not been obtained, and no filing with or other notification to any person or governmental authority is required which has not been properly completed. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms, subject only to the application of the Bankruptcy Code of the United States and any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent conveyance or transfer, suspension of payments, or similar state or federal law from time to time in effect affecting the rights of creditors generally.

(c) Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and does not contravene, conflict with, or result in any violation of or default under any provision of the organizational documents of Seller, or any resolution adopted by or on behalf of Seller, or any mortgage, indenture, lease, membership agreement, loan or credit agreement, or other contract, applicable law, or governmental approval applicable to Seller. No governmental approval is required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Seller does not require the consent of any creditor of Seller or of any other person, other than such consents as have been, or prior to the Closing will be, obtained.

(d) Proceedings. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Property. There are no actions, suits, claims, proceedings or causes of action which are pending or, to Seller’s knowledge, have been threatened or asserted against, or are affecting, Seller or the Property or any part thereof in any court or before any arbitrator, board or governmental or administrative agency or other person or entity which might have a materially adverse effect on the Property or any portion thereof on Buyer’s ability to operate a full-service motor vehicle sales, service and repair facility on the Property from and after the date hereof.

(e) Property Rights. Seller owns fee title to the Property free and clear of all liens and encumbrances (except the Permitted Encumbrances), Seller has no knowledge of any pending condemnation or annexation or similar proceeding affecting the Property or any portion thereof, and Seller has not received any written notice, nor has any knowledge, that any such proceeding is contemplated. The Property is not subject to any lien or assessment (other than customary real property taxes) for contribution of money or property to or participation in any road development or completion project or to bear any share of the cost of any road or other offsite improvement not directly benefiting the Property. Except for the right of Buyer to acquire the Property pursuant to this Agreement, no other person, firm or entity has any right to acquire all or any portion of the Property or any interest therein. There are no leases, licenses or other occupancy agreements affecting the Property (excluding the license Seller has with respect to a portion of the adjacent property known as 381 Connecticut Boulevard, East Hartford, to use such property as an inventory parking lot, which license the Buyer is not acquiring from Seller) that will not be terminated by the Closing Date. The Property has full and free access to and from public highways, streets and roads and there is no pending or to Seller’s knowledge threatened action which would result in the termination or impairment of such access. Seller shall not encumber or consent to the further encumbrance of the Property, or any portion thereof, during the term of this Agreement except an encumbrance that will be released before or in connection with the Closing.

(f) Taxes. Seller has duly filed all foreign, federal, state, county and local income, excise, sales, property, franchise, information returns and other tax returns and reports, or appropriate and permitted extensions thereto, required to be filed by it to the date hereof with respect to itself or the Property. Each such return is true, correct, and complete in all material respects, and Seller has paid all taxes, assessments, amounts, interest and penalties due to the applicable governmental authority. Seller has no liability for any taxes, assessments, amounts, interest or penalties of any nature whatsoever other than those for which Seller has created sufficient reserves or made other adequate provision. To Seller’s knowledge, no governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes, interest, penalties or fines with respect to Seller or the Property.

(g) Litigation. There are no actions, suits or legal proceedings pending, or, to the knowledge of Seller threatened, against or affecting Seller or the Property which might adversely affect the power or authority of Seller to carry out the transactions to be performed by Seller hereunder.

(h) Environmental. Seller has not received written notice from any governmental authority alleging a violation of any Environmental Laws that are applicable to the Property. “Environmental Laws” means any federal, state or local statute, ordinance, rule or regulation relating to the existence, cleanup, removal and/or remedy of contamination on property, the protection of the environment from spilled, emitted, discharged, discarded, deposited or emplaced Hazardous Materials, the generation, use, transport, storage, handling, disposal, removal or recovery of Hazardous Materials, and the exposure to hazardous, toxic, or other substances determined by law to be harmful, including, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), The Toxic Substances Control Act, The Clean Air Act, and the Resource, Conservation and Recovery Act of 1976; and the term “Hazardous Material” means any “hazardous substance,” as defined by §101(14) of CERCLA.

(i) Foreign Person. Seller is not a “foreign person” under, and as defined in, Section 1445(f)(3) of the Internal Revenue Code, as amended from time to time, and at Closing Seller and Principal shall furnish Buyer an affidavit confirming same.

(j) Anti-Terrorism. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

(k) Brokers. Except for Gordon G. Wisbach, Jr./GW Marketing Services, the fees of which will be paid by Buyer on the Closing Date, all negotiations relating to this Agreement and the transactions contemplated hereby and thereby have been carried on without the participation of any person acting on behalf of Seller in such manner as to give rise to any valid claim against Buyer for any brokerage or finder’s commission, fee, expense, or similar compensation.

EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) THE ABILITY TO DEVELOP THE PROPERTY, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, LAND USE, HANDICAPPED ACCESS, BUILDING AND SAFETY CODE, LAWS, RULES, REGULATIONS, ORDERS, GUIDANCE DOCUMENTS, OR REQUIREMENTS (WHETHER PROMULGATED OR IN DRAFT FORM), INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS EXCEPT AS SPECIFICALLY SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND AT THE CLOSING AGREES TO ACCEPT THE PROPERTY IN ‘AS IS’ CONDITION EXCEPT FOR SELLER’S EXPRESS OBLIGATIONS, REPRESENTATIONS AND WARRANTIES STATED IN THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM FOR CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND “AS IS” BASIS WITH ALL FAULTS. (IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.) THE PROVISIONS OF THIS SECTION 9(g) SHALL SURVIVE THE CLOSING.

As used in this Agreement, the phrases “knowledge of Seller” or “Seller’s knowledge” means the knowledge of Seller’s managers. All representations and warranties contained herein and any indemnification obligations survive for one (1) year after the Closing Date.

7. Condemnation & Casualty.

(a) Condemnation. If, prior to the Closing, all or any part of the Property is taken, or Buyer or Seller receive notice that all or any part of the Property may be taken, in the exercise of the power of eminent domain, upon written notice to Seller given within ten (10) days after Buyer receives written notice of such taking, either Party may terminate this Agreement and, in such event, Seller and Buyer will have no further rights or obligations hereunder to the other and Buyer will be entitled to a refund of the Earnest Money. Otherwise, if prior to the Closing Date any part of the Property will have been taken, or Buyer or Seller receive notice that all or any part of the Property may be taken, in the exercise of the power of eminent domain by any governmental or private authority, this Agreement will remain in full force and effect and at Closing, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking. If Seller has received payment of any such condemnation proceeds prior to Closing, then such amounts will be credited against the Purchase Price, to the extent not used for restoring or repairing the Improvements. Buyer will have the right to approve all plans, specifications, time periods and the contractor performing any such work.

(b) Casualty. If, prior to the Closing, all or any part of the Property is damaged (and the cost or repair is in excess of $250,000) or destroyed by fire or other casualty, upon written notice to Seller given within ten (10) days after Buyer receives written notice of such casualty, either Party may terminate this Agreement and, in such event, Buyer and Seller will have no further rights or obligations hereunder to the other and Buyer will be entitled to a refund of the Earnest Money. If both Parties do not elect to terminate this Agreement as aforesaid, then this Agreement will remain in full force and effect and at Closing, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any proceeds that have been or that may thereafter be made for such casualty. If Seller has received payment of any such proceeds prior to Closing, then such amounts will be credited against the Purchase Price, to the extent not used for restoring or repairing the Improvements. In any event, if any of the Improvements are affected by such casualty, then Seller shall expeditiously and timely undertake to restore such Improvements to a condition reasonably similar to that immediately prior to the casualty. Buyer will have the right to approve all plans, specifications, time periods and the contractor performing any such work.

8. Default.

(a) Buyer’s Default. If Buyer breaches this Agreement prior to Closing and fails to cure such breach within ten (10) days after receiving written notice from Seller thereof, Seller’s and Principal’s sole right and exclusive remedy is to terminate this Agreement by giving written notice thereof to Buyer and Seller will be entitled to the Earnest Money deposit as liquidated damages in full settlement of any and all claims, remedies or causes of actions against Buyer under this Agreement, including the remedy of specific performance and other forms of equitable relief. The Parties acknowledge that it is impossible to estimate more precisely the damages which might be suffered by Seller and Principal upon Buyer’s default. Seller’s and Principal’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to receive and retain the Earnest Money as full liquidated damages is Seller’s and Principal’s sole and exclusive remedy in the event of default hereunder by Buyer.

(b) Seller’s Default. If Seller or Principal breaches this Agreement prior to Closing and fails to cure such breach within ten (10) days after written notice from Buyer, then Buyer, as its sole and exclusive remedy in the event of default hereunder by Seller, may either (i) pursue an action in equity against Seller and Principal for the specific performance by Seller and Principal of the terms and provisions of this Agreement, or (ii) terminate this Agreement by giving written notice of such termination to Seller and receive a full refund of the Earnest Money (including interest accrued thereon) and may bring a claim against Seller and Principal for Buyer’s out-of-pocket costs and expenses up to $50,000.00 in the aggregate. In the event that Buyer pursues the remedy set forth in clause (i) immediately above (i.e. specific performance) to the exclusion of the remedy set forth in clause (ii) immediately above, and Buyer is unable to obtain such remedy, then notwithstanding the foregoing to the contrary, Buyer may still pursue the remedy set forth in clause (ii) immediately above for such breach.

9. Miscellaneous.

(a) Transaction & Enforcement Costs. Each Party shall bear all costs and expenses, including legal and accounting fees, incurred in connection with this Agreement and the transactions contemplated hereby, and shall pay such costs and expenses whether or not the Closing occurs. Upon any litigation between or among the Parties to enforce any provisions or rights hereunder, the unsuccessful Party shall pay to the successful Party therein all costs and expenses expressly including reasonable attorneys’ fees and court costs incurred therein by such successful Party, which costs, expenses and attorneys’ fees will be included in and as a part of any judgment rendered in such litigation.

(b) Notices. All notices and other communications provided for hereunder must be in writing, unless otherwise specified, and will be deemed to have been duly given if delivered personally, via facsimile with receipt confirmation, via Federal Express or other nationally recognized courier, or mailed, registered or certified mail, postage prepaid, to the addresses on the signature pages hereof or at such other addresses as a Party may designate from time to time in writing. Notices and communications may also be given by electronic mail to the Buyer at the electronic mail addresses of the Buyer set forth below. Any and all notices will be effective upon receipt or refusal to accept delivery. Notices on behalf of either Party may be given by the attorneys representing such Party.

(c) 1031 Exchange. If a Party desires to effect a tax-deferred exchange in connection with the conveyance of the Property, the other Parties shall cooperate in affecting such exchange; provided, that the exchanging Party shall be responsible for all additional costs associated with such exchange, and provided further, that the non-exchanging Parties shall not assume any additional liability or be responsible for any costs with respect to such tax-deferred exchange. The Parties shall execute such additional documents, at no cost to the non-requesting Party, as may be required to give effect to this provision.

(d) Escrow Agent. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, the Escrow Agent may refuse to make any delivery and may continue to hold the Earnest Money until receipt by the Escrow Agent of an authorization in writing, signed by Seller and Buyer, directing the disposition of the Earnest Money, or, in the absence of such written authorization, the Escrow Agent may hold the Earnest Money until a final determination of the rights of the Parties in an appropriate judicial proceeding. If such written authorization is not given, or a proceeding for such determination is not begun, within thirty (30) days after notice to the Escrow Agent of such dispute, the Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Earnest Money in a court of competent jurisdiction pending such determination. The Escrow Agent will be reimbursed for all costs and expenses of such action or proceeding, including reasonable attorneys’ fees and disbursements, by the Party determined not to be entitled to the Earnest Money. The Escrow Agent shall execute the Escrow Receipt attached hereto in order to confirm that it has received the Earnest Money and is holding the same on deposit in accordance with the provisions hereof.

(e) Integration; Amendments & Time. This Agreement and the APA contain the entire understanding between the Parties and supersede any prior understanding and agreements between them respecting the subject matter of this Agreement (including that certain letter agreement between Buyer, Seller and K & W Enterprises LLC dated June 11, 2021). Any modification or amendment of this Agreement must be in writing and executed by each Party. Time is of the essence in this Agreement, and all of the terms, covenants and conditions hereof. If the last day to perform under a provision of this Agreement or the final day of any period (e.g., Inspection Period) falls on a Saturday, Sunday, or legal holiday, the time for performance or the period is extended until the end of the next day which is not a Saturday, Sunday, or legal holiday.

(f) Interpretation & Administration. The Parties shall do all acts and execute all documents required to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein. All captions and headings contained in this Agreement are for convenience of reference only and will not be construed to limit or extend the terms or conditions of this Agreement. The words “include”, “includes”, “included”, “including” and “such as” do not limit the preceding words or terms and will be deemed to be followed by the words “without limitation”. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms, have correlative meanings when used herein in their plural or singular forms, respectively. Each Party and its counsel have reviewed this Agreement. This Agreement may be executed in one or more counterparts and delivered electronically or via facsimile, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement is binding upon and inure to the benefit of the Parties, their successors and assigns. Buyer may assign or otherwise transfer all of Buyer’s rights, obligations and benefits hereunder to any creditor in a sale-leaseback or similar financing transaction or to any entity owned or controlled by, or under common control with, Buyer without Seller’s or Principal’s consent. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstance will not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, paragraphs, or sections of this Agreement will not affect the remaining portions of this Agreement. Sections 8 and 9 of this Agreement will survive the expiration and termination of this Agreement and remain in full force and effect after its termination or expiration. No failure or delay by any Party to enforce any right specified herein will operate as a waiver of such right, nor will any single partial exercise of a right preclude any further or later enforcement of the right.

(g) Applicable Law; Venue. This Agreement is governed by and construed and enforced in accordance with the internal laws and judicial decisions of the State in which the Property is located without regard to conflict of law provisions thereof. Any litigation, action or proceeding arising out of or relating to this Agreement must be held exclusively in any state or Federal court in the state and county in which the Property is primarily located. Each Party hereby waives any objection which it might have now or hereafter to the venue of any such litigation, action or proceeding, submits to the sole and exclusive jurisdiction of any such court and waives any claim or defense of inconvenient forum. Each Party consents to service of process by certified mail, return receipt requested, at such Party’s address as provided herein (and updated in writing from time to time).

[Remainder of Page Blank]

IN WITNESS WHEREOF, the Parties executed and delivered this Agreement as of the Effective Date.

Ash Street Holdings LLC, a Connecticut limited liability company, as Seller			LMP Automotive Holdings, Inc., a Delaware corporation, as Buyer

By:		By:
	Louis J. Wanat IV, Manager		Name & Title:

Notice Address:
By:			sam@lmpmotors.com,
	Joseph Klimas, Jr., Manager		richard.aldahan@lmpmotors.com,
and
	Notice Address:		brian.nolen@nolenpllc.com

Louis J. Wanat IV
181 Mountain Road
Glastonbury, CT 06033

Joseph Klimas, Jr.
694 Ridge Road
Middletown, CT 06457

With a copy to:

Robert A. Feiner, Esq.
Feiner Wolfson LLC
One Constitution Plaza, Suite 900
Hartford, CT 06103

EXHIBIT A

Legal Description

(updated upon completion of the Survey)

ESCROW RECEIPT

99 Ash Street, East Hartford, Connecticut 06108

Escrow Agent agrees to be bound by the Real Estate Contract and acknowledges receipt of:

☐	A.	Completely executed copies of the Real Estate Contract on July __, 2021;

☐	B.	Earnest Money in the amount of $50,000.00 in the form of wire transfer on July __, 2021.

The effective date of the Real Estate Contract is the first date on which Escrow Agent was in possession of both items described above, and thus, such date is July __, 2021 (the “Effective Date”).

Escrow Agent:

First American Title Company

By:
Name & Title:

Escrow Agent acknowledges having reviewed this Real Estate Contract and agrees to be bound by those provisions thereof which pertain to Escrow Agent and its duties thereunder.